As filed with the Securities and Exchange Commission on August 3, 2026

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5560161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14 Crosby Drive, 3rd Floor Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

2021 Stock Incentive Plan, as amended

(Full Title of the Plan)

Pravin U. Dugel, M.D.

Executive Chairman, President and Chief Executive Officer

Ocular Therapeutix, Inc.

14 Crosby Drive, 3rd Floor

Bedford, MA 01730
(Name and Address of Agent for Service)

(781) 357-4000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to 10,000,000 shares of the common stock, $0.0001 par value per share, issuable under the 2021 Stock Incentive Plan, as amended (the “2021 Plan”), of Ocular Therapeutix, Inc. (the “Registrant”), is being filed with the Securities and Exchange Commission (the “SEC”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-258642) filed with the SEC on August 9, 2021, by the Registrant relating to the 2021 Plan; (ii) the Registration Statement on Form S-8 (File No. 333-266648) filed with the SEC on August 8, 2022, by the Registrant relating to the 2021 Plan; (iii) the Registration Statement on Form S-8 (File No. 333-273770) filed with the SEC on August 7, 2023, by the Registrant relating to the 2021 Plan; (iv) the Registration Statement on Form S-8 (File No. 333-280266) filed with the SEC on June 17, 2024, by the Registrant relating to the 2021 Plan; and (v) the Registration Statement on Form S-8 (File No. 333-287948) filed with the SEC on June 11, 2025, by the Registrant relating to the 2021 Plan and the Registrant’s Amended and Restated 2014 Employee Stock Purchase Plan, in each case, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference.

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Amended and Restated By-laws of the Registrant

4.3(3)	Registration Rights Agreement, dated as of February 21, 2024, by and among the Registrant and the other parties thereto

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(4)	2021 Stock Incentive Plan, as amended

107	Filing Fee Table

(1)	Previously filed with the Securities and Exchange Commission on November 4, 2025, as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36554) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on July 30, 2014, as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on February 22, 2024, as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission on August 3, 2026, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36554) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on this 3rd day of August, 2026.

OCULAR THERAPEUTIX, INC.

By:	/s/ Pravin U. Dugel, M.D.
Pravin U. Dugel, M.D.
Executive Chairman, President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ocular Therapeutix, Inc., hereby severally constitute and appoint Pravin U. Dugel, M.D., Jason S. Robins and Todd Anderman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pravin U. Dugel, M.D.	Executive Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 3, 2026
Pravin U. Dugel, M.D.

/s/ Jason S. Robins	Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2026
Jason S. Robins

/s/ Adrienne Graves, Ph.D.	Director	August 3, 2026
Adrienne Graves, Ph.D.

/s/ Seung Suh Hong, Ph.D.	Director	August 3, 2026
Seung Suh Hong, Ph.D.

/s/ Richard L. Lindstrom, M.D.	Director	August 3, 2026
Richard L. Lindstrom, M.D.

/s/ Merilee Raines	Director	August 3, 2026
Merilee Raines

/s/ Charles Warden	Director	August 3, 2026
Charles Warden

/s/ Leslie Williams	Director	August 3, 2026
Leslie Williams